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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated January 28, 2000, except for Note 7, as to which the date is February 10, 2000, in the Registration Statement (Form S-1) and related Prospectus of Sangamo BioSciences, Inc. for the registration of shares of its common stock.



Palo Alto, California                                        ERNST & YOUNG LLP


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The foregoing consent is in the form that will be signed upon completion of the stock split described in Note 7 to the financial statements.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
February 10, 2000